Exhibit (h)(v) under Form N-1A
                                             Exhibit 10 under Item 601/Reg S-K


                              Amendment No. 1 to

                                  EXHIBIT A
                                    to the
                        Shareholder Services Agreement

                      Regions Morgan Keegan Select Funds


             Regions Morgan Keegan Select Aggressive Growth Fund
                  Regions Morgan Keegan Select Balanced Fund
                Regions Morgan Keegan Select Fixed Income Fund
          Regions Morgan Keegan Select Government Money Market Fund
                   Regions Morgan Keegan Select Growth Fund
        Regions Morgan Keegan Select Limited Maturity Government Fund
              Regions Morgan Keegan Select Strategic Equity Fund
           Regions Morgan Keegan Select Treasury Money Market Fund
                   Regions Morgan Keegan Select Value Fund


            This Shareholder Services Agreement is adopted by Regions Morgan Keegan Select Funds with respect to the portfolios of the Trust set forth above.



            In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Shareholder Services will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the portfolios of the Trust held during the month.



            Witness the due execution hereof this 1st day of December, 2002.



                                  REGIONS MORGAN KEEGAN SELECT FUNDS





                                  By:  /s/ Heather W. Froehlich
                                  Name:  Heather W. Froehlich
                                  Title:  Vice President